UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 14, 2019

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f)

On October 14, 2019, the Compensation Committee of the Board of Directors of the Company approved the following compensation increases to four of the Company's named executive officers. The increases were effective immediately.

Named Executive Officer	Previous Annualized Salary	New Annualized Salary	Increase
K. Eric Eickman, Vice President of Information Technology	$156,000	$163,800	$7,800
Kent D. Rigdon, Vice President, Sales	$250,016	$260,000	$9,984
Christopher A. Strain, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	$250,016	$260,000	$9,984
Todd A. Trimble, Vice President, Southern Operations	$170,040	$178,048	$8,008

On October 18, 2019, the Compensation Committee of the Board of Directors of the Company approved the following equity grants under the Company's 2011 Restricted Stock Award Plan to four of the Company's named executive officers. The stock awards also vest on October 18, 2019.

Named Executive Officer	# of Shares Granted/Vested
K. Eric Eickman, Vice President of Information Technology	500
Kent D. Rigdon, Vice President, Sales	500
Christopher A. Strain, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	1,000
Todd A. Trimble, Vice President, Southern Operations	500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	October 18, 2019	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer